BUSINESS CORPORATIONS ACT
                                  (Section 190)

                                                                       Form 3-01


                             ARTICLES OF CONTINUANCE

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1.   Name of Corporation:       Pan Asia Mining Corp.

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2.   The  classes  and  any  maximum  number  of  shares that the corporation is authorized  to  issue:

          One class of shares designated as common shares, limited to 100,000,000 common shares without par value

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3.   Restrictions  if  any  on  share  transfers:

          None

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4.   Number  (or  minimum  or  maximum  number)  of  Directors:

          A  minimum  of  3  and  a  maximum  of  12

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5.   Restrictions  if  any  on  business  the  corporation  may  carry  on:

          None

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6.   If  change  of  name  effected,  previous  name:

          Consolidated  Nu-Media  Industries  Inc.

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7.   Details of incorporation:       The  Company  was  incorporated  under  the
     Company Act (British Columbia on October 20, 1986 under the name of Sancono Ventures Inc., changed its name to Nu-Media Industries International Corp. on January 31, 1989 and to Consolidated Nu-Media Industries Inc. on December 15, 1994.

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8.   Other provisions, if any:     See Schedule "A" attached hereto

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9.   Date                    Signature                  Title
           Oct 8th, 1997                  /s/ pm        President
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                                                                 FILED
                                                              OCT 8 1997
                                                       REGISTRAR OF CORPORATION


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                                        2

                                  SCHEDULE "A"

                        to the Articles of Continuance of
                              PAN ASIA MINING CORP.


8.   Other  provisions:

     Meetings of shareholders may be held at any place within the Yukon Territory or at Vancouver, British Columbia or at such other place or places as the directors in their absolute discretion may determine from time to time.

     The Directors of the Corporation may, between annual general meetings of the corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.


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